UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2024

Klotho Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

13576 Walnut Street, Suite A
Omaha, NE 68144

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

ANEW Medical, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KLTO	The Nasdaq Stock Market LLC
Warrants	KLTOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2024, the Board of Directors of Klotho Neurosciences, Inc. (the “Company”) appointed Riad El-Dada to the Board of Director to fill a vacancy on the Board of Directors with a term expiring at the Company’s next Annual Meeting of Stockholders. Mr. El-Dada was nominated by the Company’s Nominating Committee (the “Committee”) after a thorough review of all of the candidates’ backgrounds, relevant experience and professional and personal reputations.

Mr. El-Dada is a seasoned healthcare executive with global experience. He is currently a member of the Board of Directors of The MKG Group and is a Board Director for the Merck Sharp & Dohme Federal Credit Union. He is a former Director of Mallinckrodt Pharmaceuticals. He also serves as an advisor and consultant to investors and companies operating in the life sciences industry. He is a former Senior Executive at Merck with US, global and international experience leading organizations focused on the commercialization of innovative pharmaceuticals.

In his most recent position at Merck, Mr. El-Dada was President of the US. He led commercial teams working in a dozen therapeutic areas accounting for over $12 billion of revenue. Prior to assuming the role of US President, He was the Managing Director of Merck’s Australian and New Zealand companies. In addition to product commercialization, Mr. El-Dada has extensive experience in pharmaceutical product development and lifecycle management. Over his career at Merck, he negotiated several important deals and worked in many partnerships across all phases of development and commercialization.

Before joining Merck, Mr. El-Dada was a consultant at McKinsey. He worked for a variety of Fortune 500 clients in healthcare and other industries. He was a member of the Healthcare Leadership Council in Washington, DC and was active on Capitol Hill from 2018 to 2021. Mr. El-Dada has an undergraduate degree at Cornell University Summa Cum Laude. He also earned a graduate degree with Distinction from Georgetown University.

The Board of Directors anticipates naming Mr. El-Dada to serve on one or more committees of the Board of Directors, but at the time of this Form 8-K, the Board of Directors has not determined the committee(s) to which he will be named. The Company will file an amendment to this Form 8-K naming those committees once they are determined.

Mr. El-Dada will be eligible to receive compensation for his service on the Board of Directors consistent with that provided to all non-employee directors.

There was no arrangement or understanding between Mr. El-Dada. Wheeler and any other person with respect to his appointment to the Board of Directors. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. El-Dada, or any member of his immediate family, had, or will have, a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2024	KLOTHO NEUROSCIENCES, INC.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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